THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT AND FIRST AMENDMENT TO PRIME REFERENCED RATE ADDENDUM

This Third Amendment to Loan and Security Agreement and First Amendment to Prime Referenced Rate Addendum (“Amendment”) is entered into as of June 9, 2020 between Comerica Bank (“Bank”) and MobileSmith, Inc., a Delaware corporation (“Borrower”).

RECITALS

A.           Borrower and Bank are parties to that Loan and Security Agreement dated June 9, 2014, (as amended by the First Amendment to Loan and Security Agreement dated as of May 24, 2016 and the Second Amendment to Loan and Security Agreement dated as of June 8, 2018, the “Agreement”).

B.           Borrower and Bank entered into that certain Prime Referenced Rate Addendum to Loan and Security Agreement, dated as of June 9, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Addendum”), which supplements the terms of the Agreement.

C.           The parties desire to further amend the Agreement and Addendum as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Amendment to Agreement:

(a) Exhibit A of the Agreement is amended by amending and restating the definition of “Revolving Maturity Date” to read in its entirety as follows:

“Revolving Loan Maturity Date” means June 9, 2022.

2. Amendment to Addendum:

(a) Section 3 of the Addendum is hereby amended and restated to read in its entirety as follows:

3.
Payment of Interest. Accrued and unpaid interest on the unpaid balance of the Obligations outstanding under the Agreement shall be payable monthly, in arrears, on the first day of each month, until maturity (whether as stated herein, by acceleration, or otherwise). In the event that any payment under this Addendum becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, to the extent applicable, interest shall continue to accrue and be payable thereon during such extension at the rates set forth in this Addendum. Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Prime Referenced Rate on the date of each such change.

3. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement and Addendum, each as amended hereby, each shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement or the Addendum, as in effect prior to the date hereof.

5. Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Loan Documents, or any amendments, extensions or modifications thereto, or Bank’s administration of the Obligations or otherwise. BORROWER WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, AS IT MAY BE AMENDED FROM TIME TO TIME, WHICH STATES:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6. Borrower represents and warrants that the representations and warranties contained in the Agreement and the Addendum are true and correct in all material respects as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrower;

(b) a Certificate of the Chief Executive Officer of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) a facility fee, in the amount of $12,500, which fee is fully earned and non-refundable, and which may be debited from Borrower’s account;

(a) amendments to (i) that certain Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007, and the Convertible Secured Subordinated Promissory Notes issued thereunder, among Borrower and the holders of such Convertible Secured Subordinated Promissory Notes, extending the maturity date of such Convertible Secured Subordinated Promissory Notes to no earlier than November 14, 2022, duly executed by Borrower and the holders of such Convertible Secured Subordinated Promissory Notes, (ii) that certain Convertible Subordinated Note Purchase Agreement, dated as of December 11, 2014, and the Convertible Subordinated Promissory Notes issued thereunder, among Borrower and the holders of such Convertible Subordinated Promissory Notes, extending the maturity date of such Convertible Subordinated Promissory Notes to no earlier than November 14, 2022, duly executed by Borrower and the holders of such Convertible Subordinated Promissory Notes, (iii) that certain Subordinated Promissory Note, dated March 9, 2018, among Borrower and Advance Modernization Services, extending the maturity date of such Subordinated Promissory Note to no earlier than November 14, 2022, duly executed by Borrower and Advance Modernization Services, and (iv) that certain Subordinated Promissory Note, dated May 11, 2018, among Borrower and Cresco Ltd, extending the maturity date of such Subordinated Promissory Note to no earlier than November 14, 2022, duly executed by Borrower and Cresco Ltd;

(b) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MOBILESMITH, INC.

By:       /s/ Gleb Mikhailov

Name: Gleb Mikhailov

Title:        CFO

COMERICA BANK

By:         /s/ Charles Fell

Name: Charles Fell

Title:         Vice President